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                                                                     EXHIBIT 1.1








                          EL PASO ENERGY PARTNERS, L.P.


                             3,000,000 Common Units
                     Representing Limited Partner Interests

                             UNDERWRITING AGREEMENT





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                             UNDERWRITING AGREEMENT


                                                                   April 8, 2003
UBS Warburg LLC
Citigroup Global Markets Inc.
RBC Dain Rauscher Inc.
as Managing Underwriters
c/o UBS Warburg LLC
299 Park Avenue
New York, New York  10171-0026

Ladies and Gentlemen:


                  El Paso Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), of which El Paso Energy Partners Company, a Delaware corporation (the "General Partner") is the general partner, proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the "Underwriters"), for whom you are acting as representative, an aggregate of 3,000,000 common units (the "Firm Units") representing limited partner interests in the Partnership ("Common Units"). In addition, solely for the purpose of covering over-allotments, the Partnership proposes to grant to the Underwriters the option to purchase from the Partnership up to an additional 450,000 Common Units (the "Additional Units"). The Firm Units and the Additional Units are hereinafter collectively sometimes referred to as the "Units." The Units are described in the Prospectus which is referred to below.

                  The General Partner, the Partnership and the Underwriters agree as follows:

         1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Partnership the aggregate number of Firm Units set forth opposite the name of such Underwriter in Schedule A annexed hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price of $31.35 per Unit. The Partnership is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Units as soon after the date of this Agreement as in your judgment is advisable and (ii) initially to offer the Firm Units upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.


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                  In addition, the Partnership hereby grants to the several
Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Partnership, ratably in accordance with the number of Firm Units to be purchased by each of them, all or a portion of the Additional Units as may be necessary to cover over-allotments made in connection with the offering of the Firm Units, at the same purchase price per Additional Unit to be paid by the Underwriters to the Partnership for the Firm Units. This option may be exercised by UBS Warburg LLC ("UBS Warburg") on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date hereof, by written notice to the Partnership. Such notice shall set forth the aggregate number of Additional Units as to which the option is being exercised, and the date and time when the Additional Units are to be delivered (such date and time being herein referred to as the "additional time of purchase"); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Units to be sold to each Underwriter shall be the number that bears the same proportion to the aggregate number of Additional Units being purchased as the number of Firm Units set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Units (subject, in each case, to such adjustment as you may determine to eliminate fractional Units), subject to adjustment in accordance with Section 8 hereof.

         2. Payment and Delivery. Payment of the purchase price for the Firm Units shall be made to the Partnership by Federal Funds wire transfer, against delivery of the certificates for the Firm Units to you through the facilities of The Depository Trust Company ("DTC") for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on April 11, 2003 (unless another time shall be agreed to by you and the Partnership or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called "the time of purchase." Electronic transfer of the Firm Units shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

                  Payment of the purchase price for the Additional Units shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Units. Electronic transfer of the Additional Units shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

                  Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Units shall be made at the offices of Vinson & Elkins L.L.P. at 2300 First City Tower, 1001 Fannin, Houston, Texas 77002, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Units or the Additional Units, as the case may be.


         3. Representations and Warranties. Each of the Partnership and the General Partner represents and warrants to, and agrees with, each of the Underwriters that:


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                  (a) The Partnership has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement (file number 333-81772) on Form S-3, including a related base prospectus, for registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of the Units, and Amendment No. 1 thereto on Form S-3 (the "Initial Registration Statement"). At the time of the filing of Amendment No. 1 and on the effective date of the Initial Registration Statement, the Partnership met the requirements for use of Form S-3 under the Act. The Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form. Other than (i) a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Act, which shall become effective upon filing, (ii) documents incorporated by reference in the base prospectus contained in the Initial Registration Statement, (iii) any amendment or supplement filed thereto and any documents incorporated by reference to such amendment or supplement, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission. No stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including (x) the information contained in the form of a final prospectus supplement to the base prospectus included in the Initial Registration Statement, filed with the Commission after the date hereof pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial
         Registration Statement at the time it was declared effective and (y) the documents incorporated by reference in such final prospectus supplement are hereinafter collectively called the "Registration Statement." Such final prospectus supplement, in the form first filed pursuant to Rule 424(b) under the Act, together with the base prospectus included in the Initial Registration Statement, is hereinafter called the "Prospectus." Any reference herein to the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Prospectus, as the case may be. Any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any documents filed after the date of such Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Prospectus, as the case may be. Any reference to any amendment or supplement to the Registration Statement or Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the effective date of the Initial Registration Statement or the date of the Prospectus, as the case may be, deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be, as well as the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act.

                  (b) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of


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         the Exchange Act, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this Section 3(b) shall not apply to any statements or omissions made in reliance upon and in conformity with information concerning an Underwriter furnished in writing to the Partnership by such Underwriter through UBS Warburg expressly for use therein.

                  (c) No order preventing or suspending the use of any Prospectus has been issued by the Commission. The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not: (i) with respect to the Registration Statement, as of the applicable effective date as to the Registration Statement and any amendment thereto contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) with respect to the Prospectus, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this Section 3(c) shall not apply to any statements or omissions made in reliance upon and in conformity with information concerning an Underwriter furnished in writing to the Partnership by such Underwriter through UBS Warburg expressly for use therein.

                  (d) The Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act"), with full partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement and as will be described in the Prospectus, and has been qualified or registered to do business as a foreign limited partnership and is in good standing under the laws of each jurisdiction that requires such qualification, other than any jurisdiction where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business. "Subsidiary" of any person or entity means any corporation, limited liability company, partnership (general or limited), joint


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         venture or other legal entity of which such person or entity (either alone or through or together with any other Subsidiary), owns more than 50% of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation, limited liability company, partnership, joint venture or other legal entity.

                  (e) The Partnership and its Subsidiaries have good and marketable title to all property (real and personal) described the Registration Statement and in the Prospectus as currently being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances, except such as are described or referred to in the Registration Statement and the Prospectus or except as do not materially interfere with the ownership or benefits of ownership of such property. All the property described in the Registration Statement and the Prospectus as currently being held under lease by the Partnership or a Subsidiary is held thereby under valid, subsisting and enforceable leases, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, (ii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and (iii) securities laws and public policy underlying such laws with respect to rights to indemnification and contribution (such exceptions described in clauses (i), (ii) and (iii) referred to as "Enforceability Exceptions").

                  (f) The General Partner has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease, as the case may be, and to operate its properties, to conduct its business and to act as general partner of the Partnership, as described in the Registration Statement and as will be described in the Prospectus, and has been qualified or registered to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, other than any jurisdiction where the failure to be so qualified would not, individually or in the aggregate: (i) have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, or (ii) subject the limited partners of the Partnership to any material liability or disability.

                  (g) The General Partner is the sole general partner of the Partnership with a 1.0% general partner interest in the Partnership. Such general partner interest is duly authorized and validly issued to the General Partner in accordance with the Second Amended and Restated Agreement of Limited Partnership of the Partnership (as amended, the "Partnership Agreement"), which Partnership Agreement, has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms, subject to the Enforceability Exceptions. The General Partner owns such general partner interest free and clear of any lien, adverse claim, security interest or other encumbrance, other than any lien, adverse claim, security interest or


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         other encumbrance created by or arising under (i) the Delaware Act;
         (ii) the Sixth Amended and Restated Credit Agreement among the Partnership, El Paso Energy Partners Finance Corporation, the several lenders from time to time parties thereto, and JPMorgan Chase Bank, as Administrative Agent, dated as of March 23, 1995, as amended and restated through November 21, 2002, and the collateral documents related thereto (the "Credit Agreement"); (iii) the Amended and Restated Credit Agreement among EPN Holding Company, L.P., the lenders party thereto, Banc One Capital Markets, Inc. and Wachovia Bank, National Association, as Co-Syndication Agents, Fleet National Bank and Fortis Capital Corp., as Co-Documentation Agents, and JPMorgan Chase Bank, as Administrative Agent, dated April 8, 2002, as amended and restated through November 21, 2002, and the related collateral documents ("EPN Holdings Term Loan"); (iv) the credit agreement to which Poseidon Oil Pipeline Company, L.L.C., a Delaware limited liability company in which a Subsidiary of the Partnership owns a 36% membership interest, is party, and the collateral documents related thereto; (v) the financial arrangements to which Sabine River Investors I, L.L.C. ("Sabine I"), Sabine River Investors II, L.L.C. ("Sabine II"), DeepTech International Inc. ("DeepTech"), El Paso EPN Investments, L.L.C. ("EPN Investments") or El Paso Corporation, a Delaware corporation ("El Paso Corporation") are parties; (vi) the indenture into which the Partnership entered on May 27, 1999, as amended and supplemented, and (vii) the indenture into which the Partnership entered on May 17, 2001, as amended and supplemented,
         (viii) the indenture into which the Partnership entered on March 24, 2003; and (ix) the credit agreement to which Deepwater Gateway, L.L.C., a Delaware limited liability company in which a Subsidiary of the Partnership owns a 50% membership interest ((i)-(ix) the "Permitted Encumbrances") all as disclosed in the Registration Statement and as will be disclosed in the Prospectus.

                  (h) Sabine I and Sabine II own 11,674,245 Common Units, DeepTech owns 125,392 Series B preference units representing limited partner interests in the Partnership ("Series B Preference Units"), and EPN Investments owns 10,937,500 Series C units representing limited partner interests in the Partnership ("Series C Units") all as disclosed in the Registration Statement and as will be disclosed in the Prospectus. All of such Common Units, Series B Preference Units and Series C Units and the limited partner interests represented thereby have been duly authorized and validly issued and are fully paid and nonassessable (except as such nonassessability may be affected by the Delaware Act); and Sabine I, Sabine II, DeepTech and EPN Investments own such limited partner interests free and clear of any lien, adverse claim, security interest or other encumbrance, other than Permitted Encumbrances.

                  (i) The Partnership's authorized and outstanding partnership interests are as set forth in the Registration Statement and as will be set forth in the Prospectus. The partnership interests of the Partnership and the Partnership Agreement conform in all material respects to the descriptions thereof contained in the Registration Statement and as will be contained in the Prospectus. All of the outstanding Common Units and the limited partner interests represented thereby have been duly and validly authorized and issued, are fully paid and nonassessable (except as such nonassessability may be affected by the Delaware Act) and are free of any preemptive or similar rights, except as set forth in the Partnership Agreement. The Units and the limited partner interests represented thereby have been duly and validly authorized and, when issued, delivered and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable (except as such nonassessability may be affected


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         by the Delaware Act) and free of any preemptive rights or similar rights, except as set forth in the Partnership Agreement, and the Underwriters will acquire the Units free and clear of any lien, adverse claim, security interest, equity or other encumbrance. No options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, partnership interests or ownership interests in the Partnership are outstanding, other than: (i) as set forth in the Partnership Agreement and (ii) those granted pursuant to compensation or option plans disclosed in the Partnership's Annual Report on Form 10-K for the year ended December 31, 2002, the "Existing Commitments").

                  (j) All of the issued and outstanding shares of capital stock of the General Partner have been duly and validly authorized and issued and are fully paid and nonassessable, and are owned by DeepTech, free and clear of any lien, adverse claim, security interest, equity or other encumbrance, except for Permitted Encumbrances. DeepTech is an indirect, wholly-owned Subsidiary of El Paso Corporation.

                  (k) The entities listed on Schedule B are the only Subsidiaries of the Partnership. All of the outstanding shares of capital stock, limited partner interests, general partner interests or limited liability company interests of each of the Partnership's Subsidiaries (other than the Chaco Liquids Plant Trust) have been duly and validly authorized and issued and are fully paid and (except (i) as required to the contrary by the Delaware Limited Liability Company Act and the Delaware Act and (ii) with respect to any general partner interests) nonassessable, and, except as otherwise set forth in Schedule B are owned by the Partnership, directly or indirectly through one or more wholly-owned Subsidiaries, free and clear of any lien, adverse claim, security interest or other encumbrance, other than Permitted Encumbrances.

                  (l) Chaco Liquids Plant Trust has been properly constituted under the laws of the State of Massachusetts. The Partnership is the sole beneficiary of the Chaco Liquids Plant Trust, free and clear of any lien, adverse claim, security interest or other encumbrance, other than Permitted Encumbrances.

                  (m) Each of the Partnership's Subsidiaries has been duly formed or incorporated and is validly existing as a corporation, limited partnership, general partnership or limited liability company in good standing (except in the case of good standing with respect to general partnerships) under the laws of the jurisdiction in which it is chartered or organized, with full entity power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as set forth in the Registration Statement and as will be described in the Prospectus, and is duly qualified to do business as a corporation, limited partnership, general partnership or limited liability


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         company and is in good standing (except in the case of good standing with respect to general partnerships) under the laws of each jurisdiction listed on Schedule C, which are the only jurisdictions that require such qualification, other than any jurisdiction where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

                  (n) There is no material franchise, contract or other document of a character required to be described in the Registration Statement and as will be required to be described in the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required. The statements in the Registration Statement and as will be in the Prospectus under the headings "Description of Limited Partner Interests," "Certain Other Partnership Agreement Provisions," "Income Tax Considerations," "Investments By Employee Benefits Plans" and "Recent tax developments" insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

                  (o) This Agreement has been duly authorized, executed and delivered by the Partnership and the General Partner and constitutes a valid and binding obligation of the Partnership and the General Partner enforceable against the Partnership and the General Partner in accordance with its terms, subject to Enforceability Exceptions.

                  (p) Each of the Partnership and the General Partner is not and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as will be described in the Prospectus, will not be (i) an "investment company" as defined in the Investment Company Act of 1940, as amended or (ii) a "holding company" within the meaning of, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations promulgated by the Commission thereunder.

                  (q) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act (except for the filing of the Prospectus pursuant to Rule 424(b) promulgated under the Act) and such as may be required by the New York Stock Exchange for listing the Units or under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Units by the Underwriters in the manner contemplated herein and as will be contemplated in the Prospectus.

                  (r) Neither the issue and sale of the Units nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, or result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership or any of its Subsidiaries or the General Partner pursuant to, (i) the partnership agreement, limited liability company agreement, charter, by-laws or similar organizational document of the Partnership or any

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         of its Subsidiaries or the General Partner, as applicable, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Partnership or any of its Subsidiaries or the General Partner is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Partnership or any of its Subsidiaries or the General Partner of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Partnership or any of its Subsidiaries or the General Partner or any of its or their properties, except, in the case of (ii), where such conflict, breach, violation or imposition would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

                  (s) No holders of securities of the Partnership have rights to the registration of such securities under the Registration Statement, except for such rights (i) of the General Partner and its affiliates in
         Section 6.14 of the Partnership Agreement; (ii) of Sabine II pursuant to the Registration Rights Agreement executed in connection with the acquisition by the Partnership of an additional interest in Viosca Knoll Gathering Company; (iii) of DeepTech pursuant to the Registration Rights Agreement executed in connection with the acquisition by the Partnership of the Crystal storage facilities; and (iv) of El Paso Corporation pursuant to the Registration Rights Agreement between El Paso Corporation and the Partnership dated as of November 27, 2002, which relates to the Series C Units. All such rights have been waived in connection with the offering of Units for 90 days hereafter pursuant to letter agreements of even date herewith in the form of Exhibit A hereto, except to the extent expressly set forth in the letter agreement.

                  (t) The consolidated historical financial statements and schedules of the Partnership and its consolidated subsidiaries included in the Registration Statement and that will be included in the Prospectus present fairly in all material respects the financial condition, results of operations, cash flows and changes in financial position of the Partnership and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

                  (u) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership or any of its Subsidiaries or the General Partner or its or their respective assets or properties is pending or, to the knowledge of the Partnership or the General Partner, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its

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         Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Registration Statement or the Prospectus.

                  (v) Each of the Partnership, its Subsidiaries and the General Partner owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, except where the lack of such ownership or leasing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

                  (w) Each of the Partnership and its Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patents, trademarks, tradenames, copyrights, trade secrets and other proprietary information (collectively, "Intellectual Property") described in the Registration Statement and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business. Neither the Partnership nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of any of the Partnership or its Subsidiaries, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, could reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole.

                  (x) None of the Partnership, any of its Subsidiaries or the General Partner is in violation or default of (i) any provision of its partnership agreement, limited liability company agreement, charter, by-laws or similar organizational document, as applicable, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or, to the knowledge of the General Partner and the Partnership, any other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) to the knowledge of the General Partner and the Partnership, any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Partnership or such Subsidiary or the General Partner or any of their respective properties, except, in the case of (ii) and (iii), where such violation or default would not individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

                  (y) PricewaterhouseCoopers, LLP, who have certified certain financial statements of each of the Partnership and its consolidated subsidiaries, Poseidon Oil Pipeline Company, L.L.C., the General Partner and its consolidated subsidiaries, El Paso Energy Partners Finance Corporation, EPGT Texas Pipeline, L.P., El Paso Gas Storage Company, El Paso Hub Services L.L.C., the assets and businesses referred to as the "El Paso Field Services Gathering and Processing Businesses," the "El Paso Field Services San Juan Gathering and Processing Businesses," the "Typhoon Gas Pipeline," the "Typhoon Oil Pipeline" and the "Coastal Liquids Partners NGL Business" in the applicable financial statements, and delivered their report with respect to the audited financial statements and schedules for such entities, assets and businesses included in or incorporated by reference into the Prospectus, are independent public accountants as required by the Act and the applicable published rules and regulations thereunder. Arthur Andersen, LLP, who have previously certified certain financial statements of Poseidon Oil Pipeline Company, L.L.C. and previously delivered their report with respect to the audited financial statements and schedules included in or incorporated by reference into the Prospectus, are independent public accountants with respect to Poseidon Oil Pipeline Company, L.L.C. as required by the Act and the applicable rules and regulations thereunder.

                  (z) The Partnership and each of its Subsidiaries maintains insurance covering its properties, operations, personnel and businesses as the Partnership deems adequate and as previously disclosed to the Underwriters; such insurance insures against such losses and risks to an extent which is consistent with insurance coverage maintained by similar companies and businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase.

                  (aa) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Units.

                  (bb) Each of the Partnership, its Subsidiaries and the General Partner has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business), except as set forth in the Prospectus and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Registration Statement and as will be set forth in the Prospectus.

                  (cc) No labor problem or dispute with the employees of the Partnership or any of its Subsidiaries or the General Partner exists or is threatened or, to the Partnership's Knowledge or the General Partner's Knowledge, imminent, and neither the Partnership nor the General Partner is aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries' principal suppliers, contractors or customers, that would, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Registration Statement and as will be set forth in the Prospectus.

                  (dd) Except as contemplated in the documents under which Permitted Encumbrances arise, no Subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such Subsidiary's capital stock, limited liability company interests or other equity interests, from repaying to the Partnership any loans or advances to such Subsidiary from the Partnership or from transferring any of such Subsidiary's property or assets to the Partnership or any other Subsidiary of the Partnership, except as described in the Registration Statement and as will be described in the Prospectus.

                  (ee) Each of the Partnership, its Subsidiaries and the General Partner (i) possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and (ii) has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, in the case of (i) and (ii) singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, or otherwise, would have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Registration Statement and as will be set forth in the Prospectus.

                  (ff) Except as otherwise set forth in the Registration Statement and as will be set forth in the Prospectus, such as are not material to the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, or as do not materially interfere with ownership or benefits of ownership of such properties, taken as a whole, and except for Permitted Encumbrances, the Partnership and its Subsidiaries have good and defensible title to their interests in their oil and gas properties.

                  (gg) The information that was supplied by the Partnership to Netherland, Sewell & Associates, Inc. ("Netherland & Sewell"), independent petroleum engineers, for purposes of evaluating the oil and gas reserves of the Partnership and its subsidiaries as of December 31, 2002, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was, to the knowledge of the General Partner and the Partnership, true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices, as indicated in the letter of Netherland & Sewell dated January 24, 2003 (the "Netherland & Sewell Letter"); to the General Partner's and the Partnership's knowledge, Netherland & Sewell was, as of the date of the Netherland & Sewell Letter, and is, as of the date hereof, independent with respect to the Partnership and its Subsidiaries; other than normal production of the reserves and intervening spot market product price fluctuations, the Partnership is not aware of any facts or circumstances that would result in a materially adverse change in the reserves, or the present value of future net cash flows therefrom, as described in the Registration Statement and as will be described in the Prospectus and as reflected in the Netherland & Sewell Letter and the reserve report referenced therein; estimates of such reserves and present values as described in the Registration Statement and as will be described in the Prospectus and reflected in the Netherland & Sewell Letter and the reserve report referenced therein comply in all material respects to the applicable requirements of Regulation S-X and Industry Guide 2 under the Act.

                  (hh) Any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

                  (ii) Each of the Partnership and its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (jj) None of the Partnership, the General Partner or their respective affiliates has taken, directly or indirectly, any action designed to or which has constituted or which would reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

                  (kk) The Partnership, its Subsidiaries and the General Partner are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Prospectus. Except as set forth in the Registration Statement and as will be set forth in the Prospectus, to the knowledge of the Partnership or the General Partner, none of the Partnership, any of its Subsidiaries or the General Partner have been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1989, as amended.

                  (ll) In the ordinary course of its business, the Partnership periodically reviews the effect of Environmental Laws on the business, operations and properties of the Partnership and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Partnership has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Registration Statement and as will be set forth in the Prospectus.

                  (mm) Each of the Partnership, its Subsidiaries and the General Partner has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Partnership, its Subsidiaries and the General Partner are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. The Partnership and its Subsidiaries and the General Partner have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

                  (nn) Each of the Partnership, its Subsidiaries and the General Partner has such consents, easements, rights-of-way or licenses from any person ("rights-of-way") as are necessary to conduct its business in the manner as will be described in the Prospectus, subject to such qualifications as will be set forth in the Prospectus, except for such rights-of-way which, if not obtained, would, singly or in the aggregate, be expected not to have a have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business. Each of the Partnership, its Subsidiaries and the General Partner has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, subject in each case to such qualifications as may be set forth in the Prospectus; and except as will be set forth in the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership and its Subsidiaries, taken as a whole.

                  (oo) Except as disclosed in the Registration Statement and the Prospectus, each of the Partnership and the General Partner (i) does not have any material lending relationship with any bank or lending affiliate of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.

                  (pp) The Partnership has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Partnership or, to the Partnership's knowledge, any other party to any such contract or agreement, except where such termination or non-renewal would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole.

                  (qq) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), earnings, business properties or results of operations of the Partnership and the Subsidiaries taken as a whole,
         (ii) any transaction which is material to the Partnership and the Subsidiaries taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or the Subsidiaries, which is material to the Partnership and the Subsidiaries taken as a whole, or (iv) any change in the capital stock or outstanding indebtedness of the Partnership or the Subsidiaries.

                  (rr) The Partnership has provided you true, correct, and complete copies of all documentation pertaining to any outstanding extension of credit in the form of a personal loan made, directly or indirectly, by the Partnership to any executive officer of the Partnership or director of the General Partner, or to any family member or affiliate of any executive officer of the

         Partnership or director of the General Partner. Since July 30, 2002, the Partnership has not, directly or indirectly, including through any subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any executive officer of the Partnership or director of the General Partner, or to or for any family member or affiliate of any executive officer of the Partnership or director of the General Partner; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any executive officer of the Partnership or director of the General Partner, or any family member or affiliate of any executive officer of the Partnership or director of the General Partner, which loan was outstanding on July 30, 2002.

                  (ss) Neither the Partnership nor any of its Subsidiaries nor, to the Partnership's knowledge, any employee or agent of the Partnership or its Subsidiaries has made any payment of funds of the Partnership or its Subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus.

                  (tt) To the Partnership's knowledge, there are no "affiliations" or "associations" (as defined in the NASD Conduct Rules) between any member of the NASD and any of the Partnership's officers or 5% or greater securityholders or any of the directors of the General Partner, except as set forth in the Registration Statement and the Prospectus.

                  In addition, any certificate signed by any officer of the General Partner or the Partnership and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Units shall be deemed to be a representation and warranty by the General Partner and the Partnership as to matters covered thereby, to each Underwriter.

         4. Certain Covenants of the Partnership and the General Partner. Each of the General Partner and the Partnership hereby agrees with the Underwriters:

                  (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Units for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect so long as required for the distribution of the Units; provided that the Partnership shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Units); and to promptly advise you of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

                  (b) to make available to the Underwriters in New York City, as soon as practicable after the date hereof, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Units, the Partnership will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

                  (c) to prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement (other than a Current Report on Form 8-K disclosing the terms of this Agreement) to the Registration Statement or Prospectus prior to the time of purchase which shall be disapproved by you promptly after reasonable notice thereof; provided that you will not unreasonably disapprove any such amendment or supplement;

                  (d) to advise you promptly, confirming such advice in writing, of any request by the Commission so long as a Prospectus is required to be delivered in connection with this offering for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice so long as a Prospectus is required to be delivered in connection with this offering of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement so long as a Prospectus is required to be delivered in connection with this offering, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal made so long as a Prospectus is required to be delivered in connection with this offering to amend or supplement the Registration Statement or the Prospectus, including by filing any documents that would be incorporated therein by reference, and to furnish you with drafts of such proposed amendment in advance of such filing and to file no such amendment or supplement to which you shall reasonably object in writing;

                  (e) subject to Section 4(d) hereof, to file promptly all reports and any definitive proxy or information statement required to be filed by the Partnership with the Commission to comply with the Exchange Act subsequent to the date hereof and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Units; to provide you with a copy of such reports and statements and other documents to be filed by the Partnership pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to promptly notify you of such filing;

                  (f) if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;

                  (g) to advise the Underwriters promptly of the happening of any event within the time during which a prospectus relating to the Units is required to be delivered under the Act that would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to
         Section 4(d) hereof, to prepare and furnish, at the Partnership's expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

                  (h) to make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act), an earnings statement of the Partnership complying with Section 11(a) of the Act;

                  (i) to furnish to its unitholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of income, unitholders' equity and cash flow of the Partnership and the Subsidiaries for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants);

                  (j) to furnish to you one signed copy of the Registration Statement, as initially filed with the Commission, and of each amendment thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

                  (k) to furnish or otherwise make available to you promptly upon request, to each of the other Underwriters for a period of five years from the date of this Agreement the following documents, provided such documents are not otherwise publicly available via EDGAR: (i) copies of any reports or other communications which the Partnership shall send to its unitholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Partnership is listed, and (iv) such other information as you may reasonably request regarding the Partnership, its Subsidiaries or the General Partner;

                  (l) to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Partnership and the consolidated Subsidiaries which have been read by the Partnership's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(c) hereof;

                  (m) to apply the net proceeds from the sale of the Units in the manner set forth under the caption "Use of Proceeds" in the Prospectus;

                  (n) to pay all costs, expenses, fees and taxes (other than any fees and disbursements of counsel for the Underwriters except as set forth in (iii) and (iv) below and Section 5 hereof) in connection with
         (i) the preparation and filing of the Registration Statement, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Units including any transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Units to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Units for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Units on any securities exchange, (vi) any filing for review of the public offering of the Units by the NASD, including the legal fees and filing fees and other disbursements of counsel to the Underwriters,
         (vii) the fees and disbursements of any transfer agent or registrar for the Units, (viii) the costs and expenses of the Partnership relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Units to prospective investors and the Underwriters' sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Partnership and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) the performance of the General Partner's and Partnership's other obligations hereunder;

                  (o) not to, and to cause Sabine I, Sabine II, EPN Investments and El Paso Corporation to agree not to, without the prior written consent of UBS Warburg, offer, sell, contract to sell, pledge, or otherwise dispose of or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership, the General Partner, Sabine I, Sabine II, EPN Investments, El Paso Corporation or any of their Subsidiaries or controlled affiliates, or any person in privity (with respect to the Common Units) with the Partnership, the General Partner, Sabine I, Sabine II, EPN Investments, El Paso Corporation or any of their respective affiliates), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establishment or increase of a put equivalent position or liquidation or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any other Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units, or publicly announce an intention to effect any such transaction, for a period of 90 days after the time of purchase; provided, however, that: (i) the Partnership may issue and sell Common Units pursuant to any employment agreement or other employment arrangement, employee option plan, ownership plan or dividend reinvestment plan of the Partnership in effect at the date and time this Agreement is executed and the Partnership may issue Common Units issuable upon the conversion of securities or the exercise of warrants outstanding at the date and time this Agreement is executed and (ii) the General Partner, Sabine I, Sabine II, El Paso Corporation and EPN Investments may sell, assign or transfer Common Units to an affiliate (as such term is defined in Rule 12b-2 promulgated under the Exchange Act), and all such transferee affiliates may sell, assign or transfer Common Units to any of their affiliates, provided that each such transferee affiliate executes a lock-up with UBS Warburg in the form of Exhibit C covering such Common Units; (iii) the foregoing shall not prohibit the Partnership, the General Partner, Sabine I, Sabine II, EPN Investments, El Paso Corporation or any of their affiliates from pledging any Common Units now or hereafter owned by them, or a parent of such entities from pledging its interest in such entities, to secure certain loans to such entities in connection with any financing arrangements to which such entities are parties, as amended or otherwise modified from time to time, or the disposition of any such pledged Common Units, or any interest in such entities, in connection with the exercise by the lender of any remedies as a secured party;
         (iv) the Partnership may issue to El Paso Corporation (or its designee) Common Units in exchange for Series C Units (and El Paso Corporation may request a unitholder vote with respect to such exchange), provided that El Paso Corporation (or its designee) execute a lock-up with UBS Warburg in the form of Exhibit C covering the Common Units issued in exchange for Series C Units; (v) the Partnership may issue or sell Common Units, warrants and other securities convertible into, or exercisable, or exchangeable for, Common Units to unaffiliated investors as disclosed in the Prospectus under the heading "Recent developments", and in connection with any such issuance or sale, the Partnership may file a shelf registration statement provided that no Common Units, warrants or other securities convertible into, or exercisable, or exchangeable for, Common Units are offered, sold or issued under such registration statement within 90 days after the time of purchase, provided further that such unaffiliated investors execute an agreement with UBS Warburg in the form of Exhibit C on or prior to the consummation of such issuance or sale covering such Common Units, warrants or other securities convertible into, or exercisable, or exchangeable for, Common Units; (vi) the Partnership may issue Common Units or other securities convertible into, or exercisable, or exchangeable for, Common Units in any transactions not registered under the Act, provided that any purchaser of such unregistered securities executes an agreement with UBS Warburg in the form of Exhibit C on or prior to the consummation of such issuance of Common Units covering such unregistered securities; and (vii) the Partnership may file a post-effective amendment to an existing registration statement pursuant to Rule 429 promulgated under the Act, provided that such registration statement does not register additional Common Units or other securities convertible into, or exercisable, or exchangeable for, Common Units, and provided further that no Common Units or other securities convertible into, or exercisable, or exchangeable for, Common Units are offered, sold or issued under such registration statement within 90 days after the time of purchase.

                  (p) to use its best efforts to cause the Units to be listed on the New York Stock Exchange; and

                  (q) to maintain a transfer agent and, if necessary under the jurisdiction of formation of the Partnership, a registrar for the Units.

         5. Reimbursement of Underwriters' Expenses. If the Units are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the General Partner and the Partnership shall, in addition to paying the amounts described in Section 4(n) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including reasonable fees and disbursements of their counsel that shall have been incurred by them in connection with the proposed purchase and sale of the Units.

         6. Conditions of Underwriters' Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the General Partner and the Partnership on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the General Partner and the Partnership of their respective obligations hereunder and to the following additional conditions precedent:

                  (a) The Partnership shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Akin, Gump, Strauss, Hauer Feld, L.L.P., counsel for the Partnership, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance satisfactory to Vinson & Elkins L.L.P., counsel for the Underwriters, stating that:

                           (i) each of the Partnership and its Subsidiaries has
                  been duly formed or incorporated and is validly existing as a partnership, corporation or limited liability company and in good standing (other than any general partnership) under the laws of the jurisdiction in which it is formed, chartered or organized, with full partnership, corporate or limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement and the Prospectus;

                           (ii) each of the Partnership and its Subsidiaries is
                  duly qualified or registered to do business as a foreign limited partnership, corporation, limited liability company or business trust, as the case may be, and, based solely on the various certificates from public officials of Texas, Louisiana, Mississippi, New Mexico and Alabama (the "Good Standing Certificates"), is in good standing (other than good standing with respect to general partnerships) as a foreign limited partnership, corporation, limited liability company or business trust authorized to do business in the respective jurisdictions listed on Schedule C of this Agreement;

                           (iii) the General Partner has been duly incorporated
                  and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease, as the case may be, and to operate its properties, to conduct its business and to act as general partner of the Partnership, as described in the Registration Statement and the Prospectus, and has been duly qualified or registered as a foreign corporation for the transaction of business and, based solely on the Good Standing Certificates, is in good standing under the laws of each jurisdiction listed opposite its name on Schedule C of this Agreement;

                           (iv) the General Partner is the sole general partner
                  of the Partnership and owns (of record) a 1.0% general partner interest in the Partnership; such general partner interest is duly authorized and validly issued to the General Partner in accordance with the Partnership Agreement, which Partnership Agreement, has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms, subject to Enforceability Exceptions; to such counsel's knowledge, other than Permitted Encumbrances, the General Partner owns such general partner interest free and clear of any lien, adverse claim, security interest or other encumbrance of record in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware or Texas naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or Texas;

                           (v) Sabine I and Sabine II own (of record) limited
                  partner interests in the Partnership represented by 11,674,245 Common Units, DeepTech owns 125,392 Series B Preference Units, and EPN Investments owns 10,937,500 Series C Units; all of such Common Units, Series B Preference Units and Series C Units and the limited partner interests represented thereby have been duly authorized and validly issued and are fully paid and nonassessable (except as such nonassessability may be affected by the Delaware Act). To such counsel's knowledge, other than Permitted Encumbrances, Sabine I, Sabine II, DeepTech and EPN Investments own such limited partner interests free and clear of any lien, adverse claim, security interest or other encumbrance of record in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware or Texas naming Sabine I, Sabine II, DeepTech and EPN Investments as debtor is on file in the office of the Secretary of State of the State of Delaware or Texas;

                           (vi) all of the issued and outstanding shares of
                  capital stock of the General Partner have been duly and validly authorized and issued and are fully paid and nonassessable and are owned by DeepTech, and, to our knowledge, other than Permitted Encumbrances, are owned by DeepTech free and clear of any lien, adverse claim, security interest or other encumbrance of record in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware or Texas naming DeepTech as debtor is on file in the office of the Secretary of State of the State of

                  Delaware or Texas; DeepTech is an indirect, wholly-owned subsidiary of El Paso Corporation, a Delaware corporation;

                           (vii) all the outstanding shares of capital stock,
                  limited liability company interests or other equity interests of each Subsidiary of the Partnership (other than the Chaco Liquids Plant Trust) have been duly and validly authorized and issued and are (except with respect to partnership interests) fully paid and (except as provided to the contrary by the Delaware Act or the Delaware Limited Liability Company Act) nonassessable, and, except as otherwise set forth in the Prospectus are owned by the Partnership directly or indirectly through one or more Subsidiaries, and to such counsel's knowledge, other than Permitted Encumbrances, are owned free and clear of any security interest, claim, lien or other encumbrance of record in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware or Texas naming the Partnership, El Paso Energy Partners Company, Crystal Holding, L.L.C., EPGT Texas Pipeline, L.P., EPN Gathering and Treating Company, L.P., EPN Gathering and Treating GP Holding, L.L.C., EPN GP Holding, L.L.C., EPN GP Holding I, L.L.C., EPN Holding Company, L.P., EPN Holding Company I, L.P., EPN NGL Storage, L.L.C., First Reserve Gas, L.L.C., Flextrend Development Company, L.L.C., EPN Gulf Coast, L.P. (formerly Green Canyon Pipe Line Company, L.P.), Hattiesburg Gas Storage Company, Hattiesburg Industrial Gas Sales, L.L.C., High Island Offshore System, L.L.C., El Paso Energy Intrastate, L.P., Manta Ray Gathering Company, L.L.C., El Paso Offshore Gathering & Transmission, L.P., El Paso Energy Partners Oil Transport, L.L.C., El Paso Energy Partners Operating Company, L.L.C., Petal Gas Storage, L.L.C., EPN Pipeline GP Holding, L.L.C., Poseidon Pipeline Company, L.L.C., Warwink Gathering and Treating Company, El Paso Energy Warwink I Company, L.P., El Paso Energy Warwink II Company, L.P., EPN Field Services, L.L.C. (formerly Delos Offshore Company, L.L.C. and the surviving entity from its mergers with Argo, L.L.C.; Argo I, L.L.C.; Argo II, L.L.C.; East Breaks Gathering Company, L.L.C.; El Paso Energy Partners Deepwater, L.L.C.; El Paso Hub Services Company, L.L.C.; VK-Deepwater Gathering Company, L.L.C. and VK Deepwater Gathering Company, L.L.C. and VK-Main Pass Gathering Company, L.L.C.), as debtors is on file in the office of the Secretary of State of the State of Delaware or Texas;

                           (viii) the Partnership's authorized and outstanding
                  partnership interests are, to the knowledge of such counsel, as set forth in the Prospectus; the partnership interests of the Partnership and the Partnership Agreement conform in all material respects to the descriptions thereof contained in the Prospectus; all of the outstanding Common Units and the limited partner interests represented thereby have been duly and validly authorized and issued, are fully paid and nonassessable (except as such nonassessability may be affected by the Delaware Act) and are free of any preemptive or similar rights, except as set forth in the Partnership Agreement; the Units and the limited partner interests represented thereby have been duly and validly authorized and, when issued, delivered and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable (except as such nonassessability may be affected by the Delaware Act) and free of any preemptive rights or similar rights, except as set forth in the Partnership Agreement, and the Underwriters will acquire the Units free and clear of any lien, adverse claim, security interest or other encumbrance; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, partnership interests or ownership interests in the Partnership are outstanding, other than Existing Commitments;

                           (ix) the Registration Statement has become effective
                  under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (other than the financial statements and the notes thereto, oil and gas reserve information and the schedules and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder;

                           (x) this Agreement has been duly authorized, executed
                  and delivered by each of the Partnership and the General Partner;

                           (xi) each of the Partnership and the General Partner
                  is not and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended;

                           (xii) to the knowledge of such counsel, no consent,
                  approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required by the New York Stock Exchange relating to the listing of the Units or under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Units by the Underwriters in the manner contemplated in this Agreement and in the Prospectus and such other approvals as have been obtained;

                           (xiii) neither the (a) issue and sale of the Units,
                  (b) the execution, delivery or performance of this Agreement, or (c) compliance by either of the Partnership and the General Partner with the provisions hereof and consummation by either of the Partnership and the General Partner of the transactions contemplated hereby will conflict with, or result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the

                  Partnership or its Subsidiaries or the General Partner pursuant to, (i) the partnership agreement, charter, by-laws or similar organizational document of the Partnership or its Subsidiaries or the General Partner, (ii) the terms of any agreement, contract or similar document filed as exhibits to the Registration Statement, the Partnership's Annual Report on Form 10-K for the year ended December 31, 2002, or the Partnership's Current Reports on Form 8-K from January 1, 2003 through the date of the Agreement, or (iii) to such counsel's knowledge, any statute, law, rule, regulation, judgment, order or decree applicable to the Partnership or any of its Subsidiaries or the General Partner of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Partnership or its Subsidiaries or the General Partner or any of its or their properties, except, in the case of (ii) or (iii), where such conflict, breach, violation or imposition would not, individually or in the aggregate, be likely to have, in the reasonable judgment of such counsel, a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and except such counsel need express no opinion in clause (iii) with respect to antifraud provisions of securities laws;

                           (xiv) to the knowledge of such counsel, no holders of
                  securities of the Partnership have rights to the registration of Common Units under the Registration Statement except for the rights (i) of the General Partner and its affiliates and successors in Section 6.14 of the Partnership Agreement, which rights have been waived with respect to the Registration Statement; (ii) of Sabine II pursuant to the Registration Rights Agreement executed in connection with the acquisition by the Partnership of an additional interest in Viosca Knoll Gathering Company, and which rights have been waived with respect to the Registration Statement; (iii) of DeepTech pursuant to the Registration Rights Agreement executed in connection with the acquisition by the Partnership of the Crystal storage facilities, and which rights have been waived with respect to the Registration Statement; and (iv) of El Paso Corporation pursuant to the Registration Rights Agreement between El Paso Corporation and the Partnership dated as of November 27, 2002, which rights have been waived with respect to the Registration Statement; and

                           (xv) (a) to the knowledge of such counsel, there is
                  no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and (b) the statements included or incorporated by reference in the Prospectus under the headings "Description of Limited Partner Interests", "Certain Other Partnership Agreement Provisions" "Income Tax Considerations," "Investment By Employee Benefit Plans" and "Recent tax developments," insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are, in all material respects, accurate and fair summaries of such legal matters, agreements, documents or proceedings.

         Such counsel shall also state that although such counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement and the Prospectus, such counsel has participated in the preparation of the Registration Statement and the Prospectus, including review and discussion of the contents thereof, and nothing has come to the attention of such counsel that has caused them to believe: (i) that the Registration Statement, on the effective date or as of the time of purchase or the additional time of purchase, as the case may be, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that the Prospectus, as of its date or as of the time of purchase or the additional time of purchase, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or
(iii) that any amendment or supplement to the Prospectus, as of its respective date, and as of the time of purchase or the additional time of purchase, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (it being understood that such counsel need express no opinion with respect to the financial statements, the notes and the schedules thereto, oil and gas reserve information and other financial data included in the Registration Statement or the Prospectus).

         Such counsel shall also state that, with respect to (i), (ii) and (iv) in paragraph (xiv) above, (a) the General Partner, Sabine II and El Paso Corporation have agreed not to exercise their registration rights with respect to such securities in connection with the offering of Units for 90 days hereafter pursuant to letter agreements of even date herewith, and (b) the Common Units held by Sabine I and Sabine II are subject to Permitted Encumbrances, the holders of which have not waived such rights.

         In rendering such opinion, such counsel may (A) rely as to matters involving the application of laws of any jurisdiction other than the State of Delaware or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters, of which a copy of any such opinion shall be delivered to the Underwriters, (B) rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Partnership and public officials, (C) assume that the signatures on all documents examined by such counsel are genuine, which assumptions they may state they have not independently verified, (D) state that their opinion is limited to federal laws, the Delaware Act, the Delaware General Corporation Law, the Delaware Limited Liability Company Act, New York law and Texas law, (E) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the Partnership, the limited partners of the Partnership or the General Partner may be subject and (F) state that their opinion is furnished as counsel for the Partnership and the General Partner to the several Underwriters, and is solely for the benefit of the several Underwriters. References to the Registration Statement and the Prospectus in this paragraph (b) include any amendments and supplements thereto at the time of purchase or the additional time of purchase, as the case may be.

                  (b) The Partnership shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Greg W. Jones, Esq., counsel for the Partnership, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance satisfactory to Vinson & Elkins L.L.P., counsel for the Underwriters, stating that:

                           (i) there is no pending or, to the knowledge of such
                  counsel, threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership or any of its Subsidiaries or the General Partner or its or their property of a character required to be disclosed in the Prospectus that is not adequately disclosed in the Prospectus, except those that (a) would not be likely to have, in the reasonable judgment of such counsel, a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (b) would not be likely to have, in the reasonable judgment of such counsel, a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Prospectus (exclusive of any supplement thereto); and

                           (ii) each of the Partnership and the General Partner
                  is not and after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Prospectus, will not be a "holding company" within the meaning of, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations promulgated by the Commission thereunder.

         In rendering such opinion, such counsel may (A) rely as to matters of fact, to the extent he deems proper, on certificates of responsible officers of the Partnership and public officials, (B) assume that the signatures on all documents examined by such counsel are genuine, which assumptions he may state they have not independently verified, (C) state that his opinion is limited to federal laws, the Delaware Act, the Delaware General Corporation Law, the Delaware LLC Act, the Delaware Revised Uniform Partnership Act and Texas law,
(D) state that he expresses no opinion with respect to state or local taxes or tax statutes to which any of the Partnership, the limited partners of the Partnership or the General Partner may be subject and (E) state that his opinion is furnished as counsel for the Partnership and the General Partner to the several Underwriters, and is solely for the benefit of the several Underwriters.

                  (c) You shall have received from PricewaterhouseCoopers letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by UBS Warburg.

                  (d) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, with respect to such matters as you may reasonably require, and the Partnership shall have furnished to such counsel such documents and information as they may reasonably request for the purpose of enabling them to pass upon such matters.

                  (e) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus, including documents deemed to be incorporated by reference therein, shall have been filed to which you object in writing.

                  (f) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement.

                  (g) Prior to the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

                  (h) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, no material adverse change or any development involving a prospective material adverse change (other than as disclosed in the Registration Statement and Prospectus, exclusive of any amendments or supplements subsequent to the date hereof) in the condition (financial or otherwise), earnings, business, properties or results of operations of the General Partner or the Partnership and the Subsidiaries taken as a whole shall occur or become known.

                  (i) The Partnership will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of the General Partner's Chief Executive Officer or Chief Operating Officer and its Chief Financial Officer to the form attached as Exhibit B hereto.

                  (j) The Partnership has obtained and delivered to the Underwriters executed copies of an agreement from Sabine I, Sabine II, El Paso Corporation and EPN Investments substantially to the effect set forth in the form attached hereto as Exhibit A.

                  (k) The Partnership shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

                  (l) The Units shall have been approved for listing on the New York Exchange, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

                  (m) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, there shall not have occurred any downgrading, nor shall any notice or announcement have been given or made of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Partnership or any of its Subsidiaries by any "nationally recognized statistical rating organization," as that term is defined in Rule 436(g)(2) under the Act.

         7. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

                  The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of UBS Warburg or any group of Underwriters (which may include UBS Warburg) which has agreed to purchase in the aggregate at least 50% of the Firm Units, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change (other than as disclosed in the Registration Statement and Prospectus, exclusive of any amendments or supplements subsequent to the date hereof) or any development involving a prospective material adverse change in the condition (financial or otherwise), earnings, business properties or results of operations of the General Partner, the Partnership or its Subsidiaries taken as a whole, which would, in UBS Warburg's judgment or in the judgment of such group of Underwriters, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ; (ii) a suspension or material limitation in trading in the Partnership's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; (v) any adverse change in economic conditions or in the financial markets in the United States resulting from any current hostilities, conflicts or wars involving the United States, including hostilities, conflicts and wars in and around Iraq and Afghanistan, or (vi) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv), (v) or (vi) in UBS Warburg's judgment or in the judgment of such group of Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or
(z) there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or
(ii) any watch, review or possible change that does not indicate an affirmation or improvement, in the rating accorded any securities of or guaranteed by the General Partner, the Partnership or any of its Subsidiary by any "nationally recognized statistical rating organization," as that term is defined in Rule 436(g)(2) under the Act.

                  If UBS Warburg or any group of Underwriters elects to terminate this Agreement as provided in this Section 7, the Partnership and each other Underwriter shall be notified promptly in writing.

                  If the sale to the Underwriters of the Units, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the General Partner or the Partnership shall be unable to comply with any of the terms of this Agreement, neither the General Partner nor the Partnership shall be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(n), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the General Partner or the Partnership under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

         8. Increase in Underwriters' Commitments. Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Units to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Units which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Units, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Units they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Units agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Units shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, if no such designation is made, such Units shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Units set opposite the names of such non-defaulting Underwriters in Schedule A.

                  Without relieving any defaulting Underwriter from its obligations hereunder, the Partnership agrees with the non-defaulting Underwriters that it will not sell any Firm Units hereunder unless all of the Firm Units are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Partnership or selected by the Partnership with your approval).

                  If a new Underwriter or Underwriters are substituted by the Underwriters or by the Partnership for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Partnership or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

                  The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

                  If the aggregate number of Firm Units which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Units which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Partnership shall make arrangements within the five business day period stated above for the purchase of all the Firm Units which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Partnership to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Partnership. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         9. Indemnity and Contribution.

                  (a) Each of the Partnership and the General Partner, jointly and severally, agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or
         Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership) or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include the Prospectus and the Prospectus as amended or supplemented by the Partnership), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading,
         (ii) any untrue statement or alleged untrue statement made by the Partnership and the General Partner in Section 3 hereof or the failure by the Partnership or the

         General Partner to perform when and as required any agreement or covenant contained herein, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Partnership or the General Partner or based upon written information furnished by or on behalf of the Partnership including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of the Units ("Presentation Materials"), provided that such Presentation Materials are approved by the Partnership or the General Partner for use in connection with the marketing of the Units. It being understood that the Partnership and the General Partner have approved the Presentation Materials used on April 7, 2003, by UBS Warburg LLC.

                  If any action, suit or proceeding (each, a "Proceeding") is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Partnership or the General Partner pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Partnership in writing of the institution of such Proceeding and the Partnership or the General Partner shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Partnership shall not relieve the Partnership or the General Partner from any liability which the Partnership or the General Partner may have to any Underwriter or any such person or otherwise. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Partnership or the General Partner in connection with the defense of such Proceeding or the Partnership or the General Partner shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Partnership (in which case the Partnership or the General Partner shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Partnership or the General Partner and paid as incurred (it being understood, however, that the Partnership or the General Partner shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). Neither the Partnership nor the General Partner shall be liable for any settlement of any Proceeding effected without the written consent of either the Partnership or the General Partner, but if settled with the written consent of the Partnership or the General Partner, each of the Partnership and the General Partner agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than sixty (60) business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least thirty (30) days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

                  (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Partnership, the General Partner, their respective directors and officers (as applicable), and any person who controls the Partnership or the General Partner within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Partnership, the General Partner or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

                  If any Proceeding is brought against the Partnership, the General Partner or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Partnership, the General Partner or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Partnership, the General Partner or any such person or otherwise. The Partnership, the General Partner or such person shall have the right to employ their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Partnership, the General Partner or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Partnership, the General Partner and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than sixty (60) business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least thirty (30) days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

                  (c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership or the General Partner on the one hand and the Underwriters on the other hand from the offering of the Units or
         (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership or the General Partner on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Partnership or the General Partner on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Partnership or the General Partner and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Units. The relative fault of the Partnership or the General Partner on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Partnership, the General Partner or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

                  (d) Each of the Partnership, the General Partner and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

                  (e) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Partnership and the General Partner contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Partnership, the General Partner, its directors or officers or any person who controls the Partnership or the General Partner within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Units. Each of the Partnership, the General Partner and each Underwriter agrees promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Partnership or the General Partner, against any of the Partnership's or the General Partner's officers or directors (as applicable) in connection with the issuance and sale of the Units, or in connection with the Registration Statement or the Prospectus.

         10. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page of the Prospectus and the statements set forth in the fifth and eighth paragraphs under the caption "Underwriting" in the Prospectus constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 9 hereof.

         11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Warburg LLC, 299 Park Avenue, New York, N.Y. 10171-0026, Attention:
Syndicate Department and, if to the Partnership or the General Partner, shall be sufficient in all respects if delivered or sent to the Partnership at the offices of the Partnership at 4 Greenway Plaza, Attention: Chief Financial Officer.

         12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

         13. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Partnership and the General Partner consent to the jurisdiction of such courts and personal service with respect thereto. Each of the Partnership and the General Partner hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against UBS Warburg or any indemnified party. Each of UBS Warburg, the Partnership and the General Partner (on its behalf and, to the extent permitted by applicable law, the Partnership on behalf of the Partnership's unitholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the Partnership and the General Partner agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Partnership and the General Partner and may be enforced in any other courts to the jurisdiction of which the Partnership and the General Partner is or may be subject, by suit upon such judgment.

         14. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Partnership and the General Partner and to the extent provided in Section 9 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

         15. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

         16. Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Partnership and the General Partner and their respective successors and assigns and any successor or assign of any substantial portion of the Partnership's, the General Partner's and any of the Underwriters' respective businesses and/or assets.

         17. Miscellaneous. UBS Warburg, an indirect, wholly-owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS Warburg is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS Warburg are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

         If the foregoing correctly sets forth the understanding among the Partnership, the General Partner and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this agreement and your acceptance shall constitute a binding agreement among the Partnership, the General Partner and the Underwriters, severally.

                                        Very truly yours,

                                        El Paso Energy Partners, L.P.

                                        By: El Paso Energy Partners Company, its
                                            General Partner

                                        By:    /s/ KEITH FORMAN
                                            -----------------------------------
                                            Name:  Keith Forman
                                            Title: Vice President & Chief
                                                   Financial Officer


                                        El Paso Energy Partners Company

                                        By:    /s/ KEITH FORMAN
                                            -----------------------------------
                                            Name:  Keith Forman
                                            Title: Vice President & Chief
                                                   Financial Officer


Accepted and agreed to as of the date first above written, on behalf of itself and the other several Underwriters named in Schedule A

UBS WARBURG LLC

By: UBS WARBURG LLC


By:     /s/ MICHAEL JAMIESON
    -----------------------------------
    Title:  Executive Director


By:     /s/ JAMES BAKER
    -----------------------------------
    Title:  Director

                                                                      SCHEDULE A


                                                               Number of
Underwriter                                                    Firm Units
-----------                                                    ----------
UBS WARBURG LLC                                                1,200,000
CITIGROUP GLOBAL MARKETS INC.                                  1,200,000
RBC DAIN RAUSCHER INC.                                           600,000
                                                               ---------
                                    Total ..........           3,000,000
                                                               =========

                                                                      SCHEDULE B

                                                               JURISDICTION OF
                           ENTITY NAME                            FORMATION             OWNERSHIP
                           -----------                         ---------------          ---------
Arizona Gas Storage, L.L.C.                                          Delaware               60%
Chaco Liquids Plant Trust                                       Massachusetts              100%
Crystal Holding, L.L.C.                                              Delaware              100%
El Paso Energy Intrastate, L.P.                                      Delaware              100%
El Paso Energy Partners Finance Corporation                          Delaware              100%
El Paso Energy Partners Oil Transport, L.L.C.                        Delaware              100%
El Paso Energy Partners Operating Company, L.L.C.                    Delaware              100%
El Paso Energy Warwink I Company, L.P.                               Delaware              100%
El Paso Energy Warwink II Company, L.P.                              Delaware              100%
El Paso Offshore Gathering and Transmission, L.P.                    Delaware              100%
El Paso South Texas, L.P.                                            Delaware              100%
EPGT Texas Pipeline, L.P.                                            Delaware              100%
EPN Alabama Intrastate, L.L.C.                                       Delaware              100%
EPN Arizona Gas, L.L.C.                                              Delaware              100%
EPN Field Services, L.L.C.                                           Delaware              100%
EPN Gathering and Treating Company, L.P.                             Delaware              100%
EPN Gathering and Treating GP Holding, L.L.C.                        Delaware              100%
EPN GP Holding, L.L.C.                                               Delaware              100%
EPN GP Holding I, L.L.C.                                             Delaware              100%
EPN Gulf Coast, L.P.                                                 Delaware              100%
EPN Holding Company, L.P.                                            Delaware              100%
EPN Holding Company I, L.P.                                          Delaware              100%
EPN NGL Storage, L.L.C.                                              Delaware              100%
EPN Pipeline GP Holding, L.L.C.                                      Delaware              100%
First Reserve Gas, L.L.C.                                            Delaware              100%
Flextrend Development Company, L.L.C.                                Delaware              100%
Hattiesburg Gas Storage Company                                      Delaware              100%
Hattiesburg Industrial Gas Sales, L.L.C.                             Delaware              100%
High Island Offshore System, L.L.C.                                  Delaware              100%
Manta Ray Gathering Company, L.L.C.                                  Delaware              100%
Petal Gas Storage, L.L.C.                                            Delaware              100%
Poseidon Pipeline Company, L.L.C.                                    Delaware              100%
Warwink Gathering and Treating Company                                  Texas              100%

                                                                      SCHEDULE C


                                                               JURISDICTION OF        FOREIGN QUALIFICATION
                           ENTITY NAME                            FORMATION               JURISDICTIONS
                           -----------                         ---------------        ---------------------
Arizona Gas Storage, L.L.C.                                     Delaware              Arizona, Louisiana
Chaco Liquids Plant Trust                                       Massachusetts         --
Crystal Holding, L.L.C.                                         Delaware              --
El Paso Energy Intrastate, L.P.                                 Delaware              Texas, Louisiana
El Paso Energy Partners Finance Corporation                     Delaware              Texas
El Paso Energy Partners Oil Transport, L.L.C.                   Delaware              Texas, Louisiana, Alabama
El Paso Energy Partners Operating Company, L.L.C.               Delaware              Texas, Louisiana, Massachusetts, New Mexico
El Paso Energy Warwink I Company, L.P.                          Delaware              Texas
El Paso Energy Warwink II Company, L.P.                         Delaware              Texas
El Paso Offshore Gathering & Transmission, L.P.                 Delaware              Texas
El Paso South Texas, L.P.                                       Delaware              Texas
EPGT Texas Pipeline, L.P.                                       Delaware              Texas
EPN Alabama Intrastate, L.L.C.                                  Delaware              --
EPN Arizona Gas, L.L.C.                                         Delaware              --
EPN Field Services, L.L.C.                                      Delaware              Texas, Louisiana, New Mexico
EPN Gathering and Treating Company, L.P.                        Delaware              Texas, New Mexico
EPN Gathering and Treating GP Holding, L.L.C.                   Delaware              Texas
EPN GP Holding, L.L.C.                                          Delaware              Texas
EPN GP Holding I, L.L.C.                                        Delaware              Texas
EPN Gulf Coast, L.P.                                            Delaware              Texas, Louisiana, Alabama, New Mexico
EPN Holding Company, L.P.                                       Delaware              Texas
EPN Holding Company I, L.P.                                     Delaware              Texas
EPN NGL Storage, L.L.C.                                         Delaware              Mississippi, Nevada
EPN Pipeline GP Holding, L.L.C.                                 Delaware              Texas
First Reserve Gas, L.L.C.                                       Delaware              Mississippi
Flextrend Development Company, L.L.C.                           Delaware              Texas, Louisiana, Alabama
Hattiesburg Gas Storage Company                                 Delaware              --

                                                               JURISDICTION OF        FOREIGN QUALIFICATION
                           ENTITY NAME                            FORMATION               JURISDICTIONS
                           -----------                         ---------------        ---------------------
Hattiesburg Industrial Gas Sales, L.L.C.                        Delaware              Mississippi
High Island Offshore System, L.L.C.                             Delaware              Texas, Louisiana
Manta Ray Gathering Company, L.L.C.                             Delaware              Texas, Louisiana
Petal Gas Storage, L.L.C.                                       Delaware              Mississippi
Poseidon Pipeline Company, L.L.C.                               Delaware              Texas
Warwink Gathering and Treating Company                          Texas                 --

                                    EXHIBIT A


                          EL PASO ENERGY PARTNERS, L.P.


                                  Common Units


                                                                   April 8, 2003
UBS Warburg LLC
Citigroup Global Markets Inc
RBC Dain Rauscher Inc

c/o UBS Warburg LLC
    299 Park Avenue
    New York, New York 10171

Ladies and Gentlemen:

                  This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement") to be entered into by El Paso Energy Partners, L.P., a Delaware limited liability partnership (the "Partnership"), El Paso Energy Partners Company, a Delaware corporation (the "General Partner") and you, as Representative of the several Underwriters named therein, with respect to the public offering (the "Offering") of common units representing limited partner interest in the Partnership (the "Common Units").

                  In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that for a period of 90 days after the time of purchase (as defined in the Underwriting Agreement) the undersigned will not, without the prior written consent of UBS Warburg, (i) offer, sell, contract to sell, pledge, or otherwise dispose of or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission (the "Commission") in respect of, or establishment or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units, or warrants or other rights to purchase Common Units, or (ii) publicly announce an intention to effect any transaction specified in clause (i).

                  In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Units in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for a period of 90 days after the time of purchase, the undersigned will not, without the prior written consent of UBS Warburg, make any demand for, or exercise any right with respect to, the registration of Common Units or any securities convertible into, for exercisable, or exchangeable for Common Units, or warrants or other rights to purchase Common Units.

                  Notwithstanding the foregoing, the covenants and restrictions in the two preceding paragraphs shall not apply to (a) the registration of or sale to the Underwriters of any Common Units pursuant to the Offering and the Underwriting Agreement, (b) the issuance and sale of Common Units pursuant to any employment agreement or other employment arrangement, employee option plan, ownership plan or dividend reinvestment plan of the Partnership in effect at the date hereof; (c) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement and confirm that he, she or it has been in compliance with the terms of this Lock-Up Letter Agreement since the date hereof or (d) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement and confirms that it has been in compliance with the terms of this Lock-Up Letter Agreement since the date hereof. Further, the foregoing shall not prohibit or condition (i) the General Partner, Sabine I, Sabine II, El Paso Corporation and EPN Investments from selling, assigning or transferring Common Units to an affiliate (as such term is defined in Rule 12b-2 promulgated under the Exchange Act), or all such transferee affiliates from selling, assigning or transferring Common Units to any of their affiliates, provided that each such transferee affiliate executes a lock-up with UBS Warburg in the form of Exhibit C covering such Common Units; (ii) the Partnership, the General Partner, Sabine I, Sabine II, EPN Investments, El Paso Corporation or any of their affiliates from pledging any Common Units now or hereafter owned by them, or a parent of such entities from pledging its interest in such entities, to secure certain loans to such entities in connection with any financing arrangements to which such entities are parties, as amended or otherwise modified from time to time, or the disposition of any such pledged Common Units, or any interest in such entities, in connection with the exercise by the lender of any remedies as a secured party; (iii) the Partnership from issuing to El Paso Corporation (or its designee) Common Units in exchange for Series C Units (and El Paso Corporation from requesting a unitholder vote with respect to such exchange), provided that El Paso Corporation (or its designee) executes a lock-up with UBS Warburg in the form of Exhibit C covering the Common Units issued in exchange for Series C Units; (iv) the Partnership from issuing or selling Common Units, warrants and other securities convertible into, or exercisable, or exchangeable for, Common Units to unaffiliated investors as disclosed in the Prospectus under the heading "Recent developments", provided that such unaffiliated investors execute an agreement with UBS Warburg in the form of Exhibit C on or prior to the consummation of such issuance or sale covering such Common Units, warrants or other securities convertible into, or exercisable, or exchangeable for, Common Units; (v) the Partnership from issuing Common Units or other securities convertible into, or exercisable, or exchangeable for, Common Units in any transactions not registered under the Act, provided that any purchaser of such unregistered securities executes an agreement with UBS Warburg in the form of Exhibit C on or prior to the consummation of such issuance covering such unregistered Common Units; and (vi) the Partnership from filing a post-effective amendment to an existing registration statement pursuant to Rule 429 promulgated under the Act, provided that such registration statement does not register additional Common Units or other securities convertible into, or exercisable, or exchangeable for, Common Units, and provided further that no Common Units or other securities convertible into, or exercisable, or exchangeable for, Common Units are offered, sold or issued under such registration statement within 90 days after the time of purchase.

         If for any reason (i) the Partnership notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Securities and Exchange Commission with respect to the Offering is withdrawn or (iii) the Underwriting Agreement shall be terminated prior to the time of purchase (as defined in the Underwriting Agreement), this Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

         Undefined capitalized terms used herein shall have the same meaning set forth in the Underwriting Agreement.

                                              Yours very truly,

                                              ---------------------------------
                                              Name:

                                    EXHIBIT B

                              Officers' Certificate


1.       I have reviewed the Registration Statement and the Prospectus.

2. The representations and warranties of each of the Partnership and the General Partner as set forth in this Agreement are true and correct as of the time of purchase and, if applicable, the additional time of purchase.

3. Each of the Partnership and the General Partner has performed all of its obligations under this Agreement as are to be performed at or before the time of purchase and at or before the additional time of purchase, as the case may be.

4. The conditions set forth in paragraphs (g) and (h) of Section 6 of this Agreement have been met.

5. The financial statements and other financial information included in the Registration Statement and the Prospectus fairly present in all material respects the financial condition, results of operations, and cash flows of the Partnership as of, and for, the periods presented in the Registration Statement.

                                    EXHIBIT C


                           (LETTERHEAD OF UNDERSIGNED)


                                                                    [Date], 2003
UBS Warburg LLC
Citigroup Global Markets Inc
RBC Dain Rauscher Inc

c/o UBS Warburg LLC
    299 Park Avenue
    New York, New York 10171

Ladies and Gentlemen:

                  Reference is made to that certain Underwriting Agreement dated April 8, 2003, by and between El Paso Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), El Paso Energy Partners Company, a Delaware corporation, and you, with respect to the public offering of common units representing limited partner interests in the Partnership (the "Common Units"). This Lock-Up Letter Agreement is being delivered to you in connection with [describe issuance/sale transaction] (the "Transaction").

                  As partial consideration for the Transaction, the undersigned agrees that for a period beginning on the date of this Lock-Up Letter Agreement and ending on July 10, 2003, the undersigned will not, without the prior written consent of UBS Warburg, (i) offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), [directly or indirectly, including the filing) (or participation in the filing) of a registration statement with the Securities and Exchange Commission (the "Commission") in respect of,](1) or establishment or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, Common Units or any securities convertible into, or exercisable, or exchangeable for Common Units, or warrants or other rights to purchase Common Units received in the Transaction ("Transaction Securities"), or
(ii) publicly announce an intention to effect any transaction specified in clause (i).

                  [In addition, for a period beginning on the date of this Lock-Up Letter Agreement and ending on July 10, 2003, the undersigned hereby waives any rights the undersigned may have

----------

(1) This language shall be deleted from any Lock-Up Letter Agreement executed pursuant to Section 4(o)(v) of the Underwriting Agreement.

to require registration of any Transaction Securities in connection with the filing of a registration statement relating to any Transaction Securities. The undersigned further agrees that, for a period beginning on the date of this Lock-Up Letter Agreement and ending on July 10, 2003, the undersigned will not, without the prior written consent of UBS Warburg, make any demand for, or exercise any right with respect to, the registration of any Transaction Securities.](2)

                  Notwithstanding the foregoing, the covenants and restrictions in the [two preceding paragraphs](3) shall not: (i) apply to the Transaction, and (ii) prohibit the undersigned or any of its affiliates from pledging any Transaction Securities now or hereafter owned by them, or a parent of such entities from pledging its interest in such entities, to secure certain loans to such entities in connection with any financing arrangements to which such entities are parties, as amended or otherwise modified from time to time, or the disposition of any such pledged Transaction Securities, or any interest in such entities, in connection with the exercise by the lender of any remedies as a secured party.(4)


                                              Yours very truly,


                                              ---------------------------------
                                              Name:

---------
(2) This language shall be deleted from any Lock-Up Letter Agreement executed pursuant to Section 4(o)(v) of the Underwriting Agreement.

(3) This language shall be replaced with "preceding paragraph" in any Lock-Up Letter Agreement executed pursuant to Section 4(o)(v) of the Underwriting Agreement.

(4) Any Lock-Up Letter Agreement executed pursuant to Section 4(o)(v) of the Underwriting Agreement shall include the following subsection (iii) to this paragraph:

(iii) waive any rights the undersigned may have to require registration of any Transaction Securities, including making any demand for, or exercising any rights with respect to, the registration of any Transaction Securities, provided that no Transaction Securities are offered, sold or issued under any registration statement prior to July 10, 2003.